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                                                                     EXHIBIT 4.4

Loan No.: 26-5950685                                       Tradewinds Apartments
                                                                Newport News, VA



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               ASSIGNMENT OF WARRANTIES AND OTHER CONTRACT RIGHTS




                                CRIT-VA III, INC.




                                       TO




                            FIRST UNION NATIONAL BANK


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               ASSIGNMENT OF WARRANTIES AND OTHER CONTRACT RIGHTS
               --------------------------------------------------

         THIS ASSIGNMENT OF WARRANTIES AND OTHER CONTRACT RIGHTS (this "Assignment"), made as of the 20th day of June, 2001, is by CRIT-VA III, INC., a
 ----------
Virginia corporation ("Borrower"), whose address is 306 East Main Street,
                       --------
Richmond, Virginia 23219, in favor of FIRST UNION NATIONAL BANK, a national banking association ("Lender"), whose address is One First Union Center, 301
                      ------
South College Street, Mailcode NC 0166, Charlotte, North Carolina 28288,
Attention: Contract Finance.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         THAT, WHEREAS, Borrower has executed and delivered to Lender a Promissory Note dated of even date herewith (the "Note"), payable to the order
                                                  ----
of Lender, which Note evidences a loan made by Lender to Borrower; and

         WHEREAS, the Note is secured by that certain Deed of Trust and Security Agreement dated of even date herewith (the "Deed of Trust"), from Borrower, as
                                            -------------
grantor, for the benefit of Lender, as beneficiary, encumbering that certain real property situated in the City of Newport News, Commonwealth of Virginia, as more particularly described on Exhibit A attached hereto and by this reference
                               ---------
incorporated herein (the "Real Estate"); and
                          -----------

         WHEREAS, Borrower is desirous of further securing to Lender the repayment of the indebtedness evidenced by the Note and the performance of the other terms, covenants and agreements contained herein and in the Note, the Deed of Trust and any other Loan Document (as defined in the Deed of Trust).

         NOW, THEREFORE, in consideration of the making of the loan evidenced by the Note by Lender to Borrower and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower hereby irrevocably, absolutely and unconditionally assigns and transfers to Lender, its successors and assigns, all of Borrower's right, title and interest in and to the following, to the extent assignable:

         (A) any and all contracts and agreements with management agents, leasing agents, sales agents, service and maintenance agents (collectively, the "Contracting Parties", or, singularly, a "Contracting Party"), whether now
 -------------------                      -----------------
existing or hereafter arising, relating to the management, operation, leasing, sale, maintenance and repair of the Real Estate and/or the apartment complex consisting of a total of 284 units and other improvements located on the Real Estate (the "Improvements") (the Real Estate and the Improvements are sometimes
             ------------
hereinafter collectively referred to as the "Property"), including, without
                                             --------
limitation, management agreements, equipment leases and personal property leases (collectively, the "Contracts" or, singularly, a "Contract"); and
                    ---------                     --------

         (B) any and all warranties and guaranties relating to the Property or any fixtures, equipment or personal property owned by Borrower and located on and/or used in connection with the Property, whether now existing or hereafter arising; and

    (C) any and all permits, licenses, certificates of use and occupancy (or their equivalent) and applications and approvals issued by any governmental authority or agency relating to the construction, ownership, operation and/or use of the Property, whether now existing or hereafter arising.

(The Contracts, together with the items referred to in subparagraphs (B) and (C) above, are sometimes herein collectively referred to as the "General
                                                             -------
Intangibles".)
-----------

    This Assignment is made upon the following terms and conditions:

    1. Borrower represents, warrants and covenants to and with Lender that: (a) Borrower shall not make any changes in or amendments to any of the General Intangibles without the prior written consent of Lender, which consent shall not be unreasonably withheld, provided, however, that notwithstanding the foregoing, Lender's consent shall not be required with respect to changes in or amendments to any Contract (i) which does not relate to the overall management or operation of the Property, (ii) which is terminable without cause and without payment of any penalty or termination fee on thirty (30) days' notice, and (iii) under which the Contractor does not have any right, by reason of applicable law or otherwise, to assert a lien against the Property which is superior to the lien of the Deed of Trust; (b) Borrower shall not tender or accept a surrender or cancellation of any of the General Intangibles without the prior written consent of Lender where such surrender or cancellation would materially adversely affect the Property or Lender's interest therein or Lender's security or where such surrender or cancellation would violate the terms of any Loan Document; (c) Borrower shall promptly provide to Lender copies of all changes in or amendments to the Contract, which would increase the fees payable by Borrower thereunder by more than $10,000, whether or not Lender's consent thereto is required pursuant to clause (a) above and Borrower shall promptly notify Lender in writing of any surrender or cancellation of a Contract whether or not Lender's consent thereto is required pursuant to clause (b) above; (d) except as otherwise expressly permitted by the terms of the Deed of Trust, Borrower has not assigned or granted and will not assign or grant a security interest in any of the General Intangibles to anyone other than Lender; (e) to Borrower's knowledge, Borrower's interest in the General Intangibles is not subject to any claim, setoff, lien, deduction or encumbrance of any nature (other than the encumbrance created hereby, the encumbrance created by the Deed of Trust and those subordinate encumbrances, if any, created in connection with any junior encumbrances on the Real Estate expressly permitted by the terms of the Deed of Trust); (f) Borrower has full power and authority to make this Assignment; (g) Borrower shall make all required payments and otherwise perform its obligations under the General Intangibles; and (h) Borrower shall give immediate notice to Lender of any notice of any material default served upon Borrower with respect to its obligations under any of the General Intangibles and, at the sole cost and expense of Borrower, shall enforce or secure the performance of each and every material obligation of the Contracting Parties to be kept or performed under the Contracts.

    2. Neither this Assignment nor any action or actions on the part of Lender (including, without limitation, any assumption by Lender of the rights and obligations under the General Intangibles pursuant to the provisions of Paragraph 3 hereof) shall relieve Borrower of any obligation under the General Intangibles and Borrower shall continue to be primarily liable for all obligations thereunder, Borrower hereby agreeing to perform each and all of its obligations under the General Intangibles. Borrower hereby protects, defends, indemnifies and holds Lender free and harmless from and against any and all loss, cost, liability or expense (including, but not limited to, reasonable attorneys' fees and accountants' fees) resulting from any failure of Borrower to so perform under the General Intangibles.

         3. Upon the occurrence and continuance of an Event of Default hereunder or under any of the other Loan Documents, Lender may, but shall not be obligated to, assume any or all of the obligations of Borrower under any or all of the Contracts and/or exercise the rights, benefits and privileges of Borrower under any or all of the General Intangibles, to the extent permitted by applicable law and the terms of the Contracts or General Intangibles as the case may be.

         4. Upon the occurrence and continuance of an Event of Default hereunder or under any of the other Loan Documents, Lender may give notice to any or all of the Contracting Parties, either requiring the Contracting Party to continue performance under its Contract or, alternatively, terminating the Contract. This Assignment shall constitute a direction to and full authority to the Contracting Parties under the Contracts to act at Lender's written direction and otherwise perform on Lender's behalf under the Contracts, without proof of the event of default relied upon. The Contracting Parties shall be entitled to rely upon written notice from Lender that Lender has assumed all of the rights and obligations of Borrower under the applicable Contract without any inquiry into whether Borrower is in default hereunder or under any of the other Loan Documents. Such assumption of a Contract by Lender shall be evidenced by written notice from Lender to the applicable Contracting Party. Under no circumstances shall Lender be deemed by any party to have assumed Borrower's rights and obligations under a Contract unless and until such written notice is delivered to the Contracting Party in accordance with the foregoing provision.

         5. Lender shall have the right at any time, but shall have no obligation, to take in its name or in the name of Borrower, or otherwise, such action as Lender may at any time or from time to time determine to be reasonably necessary to cure any default under the General Intangibles or to protect the rights of Borrower or Lender thereunder. Lender shall incur no liability to Borrower if any action taken by Lender or in Lender's behalf in good faith pursuant to this Assignment shall prove to be in whole or in part inadequate or invalid. Borrower hereby protects, defends, indemnifies and holds Lender and its affiliated entities, free and harmless from and against any and all loss, cost, liability or expense (including, but not limited to, attorneys' fees and accountants' fees) to which Lender may be exposed, or that Lender may incur, in exercising any of its rights under this Assignment, unless caused by the intentional misconduct or gross negligence of Lender as finally determined by a court of competent jurisdiction.

         6. Borrower hereby irrevocably constitutes and appoints Lender its true and lawful attorney-in-fact in Borrower's name or in Lender's name, or otherwise, to, from and after the occurrence of an Event of Default by Borrower hereunder or under any of the other Loan Documents to enforce all of the rights of Borrower under the General Intangibles. It is hereby recognized that the power of attorney herein granted is coupled with an interest and shall not be revocable so long as any sums are outstanding under the loan evidenced by the Note.

         7. Borrower shall deliver to Lender a true, correct and complete copy of each Contract promptly after it has been executed and delivered by the parties thereto.

         8. Notwithstanding anything to the contrary contained herein, Lender shall have no right under this Assignment to assume any Contract or to exercise any rights, benefits or privileges of Borrower under any of the other General Intangibles unless and until an Event of Default shall have occurred and be continuing under the terms of this Assignment or the terms of any of the other Loan Documents and such default shall not have been cured within any applicable grace or cure period.

         9.  Intentionally omitted.

         10. This Assignment and the agreements and undertakings of Borrower hereunder shall be binding upon Borrower, its successors and assigns and any subsequent owner of the Property, and shall inure to the benefit of Lender and its successors and assigns and any purchaser of any interest of Lender in the Note, the Deed of Trust and the other Loan Documents.

         11. Borrower covenants and agrees to make, execute and deliver all such further or additional instruments as may be reasonably necessary to satisfy the intents and purposes hereof and to perfect the assignment made hereby.

         12. This Assignment shall be construed under and governed by the laws of the State in which the Property is located, except to the extent that any of such laws may now or hereafter be preempted by Federal law, in which case such Federal law shall so govern and be controlling. In any action brought under or arising out of this Assignment or the other Loan Documents, Borrower hereby consents to the jurisdiction of any competent court within the State in which the Property is located and consents to service of process by any means authorized by the law of the State in which the Property is located.

         13. All notices, demands, requests or other communication to be sent by one party to any other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery to the intended addressee at its address set forth on the first page of this Assignment or at such other address as may be designated by such party as herein provided, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the intended addressee at its address set forth on the first page of this Assignment or at such other address as may be designated by such party as herein provided. All notices to Lender shall be addressed to the attention of Capital Markets Group. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or two (2) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to any other party hereto at least fifteen (15) days' prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

         14. In case of a conflict between any provision of this Assignment and any provision of the other Loan Documents, the provision set forth in this Assignment shall prevail and be controlling.

         15. This Assignment may be executed in any number of counterparts, each of which shall be effective upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Assignment may be detached from any counterpart of this Assignment without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Assignment identical in form hereto but having attached to it one or more additional signature pages.

         16. Notwithstanding anything to the contrary contained in this Assignment, the liability of Borrower and its officers, directors, general partners, managers, members and principals for the indebtedness issued hereby and for the performance of the other agreements, covenants and obligations contained herein and in the Loan Documents shall be limited as set forth in
Section 2.6 of the Note.

         17. If any provision under this Assignment or the application thereof to any entity, person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Assignment and the application of the provisions hereof to other entities, persons or circumstances shall not be effected thereby and shall be enforced to the fullest extent permitted by law.

         18. This Assignment may not be amended, modified or otherwise changed except by a written instrument duly executed by Borrower and Lender.

             [THE BALANCE OF THIS PAGE WAS LEFT BLANK INTENTIONALLY]

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     IN WITNESS WHEREOF, Borrower has executed this Assignment as of the day and year first above written.


                                 BORROWER:

                                 CRIT-VA III, INC.,
                                 a Virginia corporation


                                 By: /s/ Stanley J. Olander, Jr.
                                     ----------------------------------
                                     Name:  Stanley J. Olander, Jr.
                                     Title: Vice President






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COMMONWEALTH OF VIRGINIA
CITY/COUNTY OF Richmond
               --------


The foregoing instrument was acknowledged before me this 15/th/ day of June,
                                                         ------
2001 by Stanley J. Olander, Jr., the Vice President of CRIT-VA III, INC., a Virginia corporation, on behalf of said corporation.


[SEAL]


/s/ Diane F. Petree
----------------------
Notary Public


My Commission expires:  10/31/05
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                                    EXHIBIT A
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                                    [OMITTED]